Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 2002 Stock Plan of Trimble Inc. of our reports dated February 28, 2020, with respect to the consolidated financial statements of Trimble Inc. and the effectiveness of internal control over financial reporting of Trimble Inc. included in its Annual Report (Form 10-K) for the year ended January 3, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Jose, California
November 20, 2020